Exhibit 99

American Electric Technologies, Inc. 6410 Long Drive Houston, Texas 77087 713.644.8182

Media Contacts:	Investor Contacts:
Lena Clark	John Untereker
lclark@wardcc.com	juntereker@aeti.com
Shelley Eastland	713-644-8182
seastland@wardcc.com
713-869-0707	Joe McGuire
jmcguire@aeti.com
904-228-2603

American Electric Technologies Issues Letter to Shareholders

HOUSTON, July 18, 2007— American Electric Technologies, Inc. (NASDAQ: AETI), a leading global supplier of custom-engineered power delivery solutions to the traditional and alternative energy industries, today released the following letter to shareholders from the company’s chairman, president and CEO, Arthur Dauber.

Dear Fellow American Electric Technologies Shareholders,

It is my pleasure to thank you for your support of the merger between American Access Technologies and M&I Electric.

I’d like to introduce myself and our company, and share my thoughts with you as I assume my responsibilities as Chairman, President and Chief Executive Officer of American Electric Technologies, Inc. (AETI).

As you may have read in the American Access Technologies-M&I Electric proxy statement, I’ve been President of M&I Electric Industries since 1984, when my partners and I acquired the company from its previous owners. Previously, I had spent 18 years with General Electric in a variety of management, manufacturing and strategic planning roles.

Over the past 23 years, M&I has grown from a regional provider of electrical products and services focusing on the Gulf Coast marine, industrial and energy markets, to a global provider of power delivery systems for the largest energy companies in the world.

For more than 60 years, we have delivered high quality electric equipment and services to the Gulf Coast oil and gas industries, including land and offshore drilling companies and production operators.

With facilities located in Texas (Houston and Beaumont), Florida, Mississippi, Singapore and China, AETI is uniquely qualified to serve global power distribution and control needs. Combining custom-engineered product and service businesses, the company provides complete, single-source turnkey systems and installations for the traditional and alternative energy industries.

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American Electric Technologies, Inc. 6410 Long Drive Houston, Texas 77087 713.644.8182

Our custom-engineered power delivery systems include low-voltage and medium-voltage switchgear and motor control centers, AC and DC variable frequency drives, automation and control products, high voltage services, and Electrical and Instrumentation (E&I) construction services. Our equipment has been certified to comply with the highest domestic and international regulatory certification standards.

Our customers include oil and gas exploration, drilling, production, pipeline, shipbuilding, oil refining, petrochemical, and power generation companies. The company has delivered more than 10,000 power delivery systems to companies in these industries, including Diamond Offshore, Transocean, GlobalSantaFe, Williams, El Paso Corporation, and Noble Drilling to name a few.

As a global provider, we offer sales, service and support around the world. In addition, the company has developed strategic relationships in key energy markets such as China, South East Asia, the Middle East and South America.

We have partnered with the largest Chinese provider of oilfield equipment, Baoji Oilfield Equipment Company (BOMCO) to create a joint venture in Xian called BOMAY, to supply the growing Chinese drilling and industrial markets. There are more than 200 employees in this joint venture who are building products out of an existing building while construction is completed on a new 60,000 sq. ft facility.

In 1994, M&I formed M&I Electric Far East (MIEFE), a joint venture with Oakwell Industries in Singapore to focus on the South East Asia market. The company also has strategic affiliations in the Middle East (with World Wide Power Systems), throughout Latin America and in Canada.

The merger between M&I Electric and American Access Technologies should provide significant operational synergy. M&I’s products utilize custom metal fabricated enclosures – the bread and butter of American Access Technologies.

For the remainder of 2007, we will focus on several key business objectives:

-	Integrate American Access Technologies and M&I Electric’s businesses

-	Complement our existing traditional oil and land-based drilling business by penetrating the oil and gas pipeline and production markets, as well as the offshore marine vessel market

-	Increase revenue from E&I (Electrical & Instrumentation) construction for industrial and commercial segments

-	Add upgraded production equipment to American Access for capacity and productivity improvements

-	Pursue alternative energy markets by leveraging our expertise in power distribution and control, high voltage services and construction capabilities

-	Complete implementation of new enterprise financial system software.

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American Electric Technologies, Inc. 6410 Long Drive Houston, Texas 77087 713.644.8182

I encourage you to read the financial information and footnotes that were publicly filed on April 6, 2007 with the SEC and disseminated to existing shareholders. The highlights reveal that M&I’s net sales (prior to adding any contribution from our merger partner American Access) in 2006 were $45.4 million versus $34.9 million in 2005. Income before income tax expense was $3.8 million in 2006 and $2.1 million in 2005 and net income was $2.4 million in 2006 versus $1.3 million in 2005. As of the merger, AETI currently has approximately 7.7 million shares outstanding with approximately 1.5 million shares in the public float.

Finally, the company is committed to the highest standards of corporate governance. We have always been dedicated to very ethical business conduct and over the past 60 years, we’ve built a reputation in the industry for integrity. We are more dedicated than ever to protecting our reputation, assets, customer loyalty and investor trust. Please view the company website www.aeti.com for more complete information about our business and operations and to keep up-to-date on current news and activities.

As we head into our 7th decade of business, I want to thank our employees for their dedication and hard work; our customers for their investments in and partnership with us—and finally, our shareholders for their support as we enter into what we believe to be an exciting, new era for American Electric Technologies, Inc.

Thank you for your confidence. We will all continue to work hard to earn it.

Sincerely,

Arthur G. Dauber

CEO and Chairman, Board of Directors

American Electric Technologies, Inc.

American Electric Technologies, Inc. (NASDAQ: AETI) is a leading provider of custom-engineered power delivery solutions for the generation, transmission and utilization of energy. AETI will offer M&I Electric power distribution and control solutions, field service and testing services, and E&I construction services, as well as American Access zone enclosures, and Omega Metals custom fabrication services. AETI is headquartered in Houston and has global sales, support and manufacturing operations in Keystone Heights, Fla., Beaumont, Texas, Mississippi, Singapore and China. For more information about AETI, visit www.aeti.com.

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding our expected business objectives for the balance of 2007 and other statements identified by words such as “expects”, “should”, “offers”, “believes”, and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

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American Electric Technologies, Inc. 6410 Long Drive Houston, Texas 77087 713.644.8182

There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, anticipated synergies from the merger not being achieved; inherent risks of integrating two companies; changes in demand for products and services from external factors including general economic conditions or changes in the oil and gas and other industries in which the Company operates; delays in the award of new projects; the termination or reduction of existing projects due to changes in the financial condition or business strategies of the Company’s customers; dependence on key personnel and hiring and retaining professional staff and key personnel; fluctuations in quarterly results from a variety of internal and external factors including changes in the estimates with respect to the completion of fixed-price contracts; and, competition in the marketplace especially from competitors with greater financial resources and financing capabilities. These and other risks which may impact management’s expectations are described in greater detail in the proxy statement previously filed by American Access Technologies, Inc. with the Securities and Exchange Commission in connection with the merger and other reports as may be filed by Company. The Company undertakes no obligation to publicly release the result of any revisions to such forward-looking statement that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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